ESCROW AGREEMENT


         This Escrow Agreement (this "Escrow Agreement") dated as of April 7, 1997, by and among Noble International, Ltd., a Michigan corporation ("Noble"), Utilase, Inc., a Michigan corporation ("Utilase"), and Jaffe, Raitt, Heuer & Weiss, Professional Corporation (the "Escrow Agent").


                                   Background

A. Pursuant to a Stock Purchase Agreement dated as of April 7, 1997, to which Noble, Utilase, a subsidiary of DCT, Inc., a Michigan corporation ("DCT"), and the shareholders of Utilase are parties (the "Purchase Agreement"), Noble is to acquire all of the outstanding shares of common stock of Utilase.

B. The parties desire to place in escrow with the Escrow Agent the Escrow Shares (as defined in the Purchase Agreement).

         NOW, THEREFORE, the parties to this Agreement agree as follows.


                                    Agreement

         1. Noble hereby deposits with the Escrow Agent Certificate No. 42 evidencing 506 shares of Noble Common Stock (the "Escrow Shares"). The Escrow Agent hereby acknowledges receipt of the Escrow Shares and agrees to hold and disburse the Escrow Shares in accordance with the terms contained in this Escrow Agreement. The certificates evidencing the Escrow Shares shall be registered in the name of Utilase, Inc. The Escrow Agent shall hold the Escrow Shares in escrow for Noble and Utilase pursuant to this Agreement as their interests may appear.

         2. (a) If the transactions contemplated by the Purchase Agreement are consummated, the Escrow Agent shall return the Escrow Shares to Noble on the Closing Date (as defined in the Purchase Agreement).

            (b) If the Purchase Agreement is terminated, then in accordance with
Section 8.2(ii) of the Purchase Agreement, the Escrow Agent shall deliver the Escrow Shares to Utilase or to Noble upon such termination, as provided in
Section 8.2(ii) of the Purchase Agreement.


         3. Notwithstanding paragraph 2, the Escrow Agent shall not deliver the Escrow Shares to Noble or Utilase unless (a) a written demand (the "Release Demand") for the Escrow Shares has been received by the Escrow Agent from Noble or Utilase, as the case may be (the "Demanding Party"), and (b) either no objection to such demand has been received by the Escrow Agent as

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provided below, or such objection has been withdrawn as so provided, or the
Escrow Agent has received a certified copy of the decision of the arbitrator referred to in paragraph 4 directing such delivery. Any Release Demand shall be in writing and shall specify in reasonable detail the basis for the demand. Upon receipt of a Release Demand, the Escrow Agent shall transmit a copy thereof to the other party in the manner provided in paragraph 8 hereof within 5 business days. Utilase or Noble, as the case may be (the "Objecting Party"), may object to such Release Demand by giving a written objection (an "Objection"), specifying the basis therefor, to the Escrow Agent. Upon its receipt of such an Objection, the Escrow Agent shall transmit a copy thereof to the Demanding Party in the manner provided in paragraph 8 hereof within 5 business days. A Release Demand or Objection may be withdrawn at any time by written notice to the Escrow Agent from the Demanding Party or the Objecting Party, as the case may be. The Escrow Agent shall comply with a Release Demand as promptly as practicable if no such Objection is given to the Escrow Agent within the period ending 15 days after the copy of the Release Demand is given to the Objecting Party as provided above, or if such objection is withdrawn. Compliance with this paragraph 3 shall completely discharge the duties of the Escrow Agent with respect to delivery of the Escrow Shares in response to a Release Demand.

         4. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof or thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by an independent and impartial arbitrator selected by the agreement of Noble and Utilase. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Oakland County, Michigan, or such other place as the parties may agree. The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. One-half of the fees and expenses of such arbitrator shall be borne by Noble and one-half shall be borne by Utilase.

         5. Any cash dividends paid upon the Escrow Shares shall be paid to the Escrow Agent to be held in the name of Utilase, Inc in an interest bearing trust account. Utilase shall not be entitled to vote Escrow Shares upon any matters submitted to the holders of Noble Common Stock for its vote, unless the Escrow Shares are delivered to Utilase pursuant to Section 3. All non-cash distributions upon the Escrow Shares shall be held by the Escrow Agent as part of the Escrow Shares and any cash dividends and interest earned thereon shall be deemed to be part of the Escrow Shares and shall be delivered by the Escrow Agent with delivery of the Escrow Shares pursuant to Paragraph 2 hereof.

         6. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, and may rely upon any certificate, request or document believed by it to be genuine and to have been signed and delivered by the proper party or parties. Noble and Utilase hereby expressly acknowledge and agree that Escrow agent is acting as counsel to Noble in all matters relating to the

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Purchase Agreement. In such capacity, Escrow Agent has an undivided duty of loyalty to Noble. In recognition of this duty, Noble and Utilase each hereby waives any claim or defense against Escrow Agent based on a breach of any duty of Escrow Agent, whether as fiduciary or for alleged conflict of interest, other than a breach based on Escrow Agent's willful breach, bad faith or gross negligence, excluding in all such cases, an alleged conflict of interest.

         7. For its services hereunder the Escrow Agent shall be entitled to receive reimbursement for its reasonable costs and expenses incurred in connection with such services and shall be indemnified and held harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part and arising out of or in connection with its services hereunder, including the costs and expenses of defending itself against any claim of liability hereunder. Noble and Utilase shall be jointly and severally liable for such compensation and costs.

         8. All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, facsimile transmission, telegraph, telex or similar means of communication, and except for demands and objections pursuant to paragraph 3, which shall be effective when received by the Escrow Agent, shall be deemed to have been given or made when personally delivered, when delivered to the telegraph or telephone company, charges prepaid, and otherwise when received, addressed to the respective parties as follows:

               (a)  If to Noble:


                    Noble International, Ltd.
                    33 Bloomfield Hills Parkway, Suite 155
                    Bloomfield Hills, Michigan  48304
                    Attention:  Mr. Michael C. Azar


                    with a copy to:


                    Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue, Suite 2400
                    Detroit, Michigan  48226
                    Attention:  Peter Sugar, Esq.

or to such other address as Noble may from time to time designate by notice to Utilase and the Escrow Agent with respect to future notices, demands and other communications to Noble;


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               (b)  If to Utilase:

                    Utilase, Inc.
                    20101 Hoover
                    Detroit, Michigan  48205
                    Attention:  Mr. James Bronce Henderson, III

                    with a copy to:

                    Stone, Biber & O'Toole, P.C.
                    2701 Troy Center Drive, Suite 400
                    Troy, Michigan  48084
                    Attention:  David C. Stone, Esq.

or to such other address as Utilase may from time to time designate by notice to Noble and the Escrow Agent with respect to future notices, demands and other communications to Utilase; and

               (c)  If to the Escrow Agent:

                    Jaffe, Raitt, Heuer & Weiss, Professional Corporation One Woodward Avenue, Suite 2400
                    Detroit, Michigan  48226
                    Attention:  Peter Sugar, Esq.

or to such other address as the Escrow Agent may from time to time designate by notice to Noble and Utilase with respect to future notices, demands and other communications to the Escrow Agent.

         9. If there is any stock split, stock dividend, reclassification, merger or other change with respect to the Noble Common Stock, the Escrow Shares shall be equitably adjusted to reflect such event. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs and successors, but may not be assigned by any party hereto. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be governed by the laws of the State of Michigan.

         10. The Escrow Agent may resign as Escrow Agent following thirty (30) days written notice to Noble and Utilase. The Escrow Agent may be removed and replaced following thirty (30) days prior written notice to the Escrow Agent by Noble and Utilase. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after the date of such written notice (or as of such earlier date as may be mutually agreed) and the Escrow Agent shall deliver the balance of the Escrow Shares then in its possession to a successor escrow agent as shall be appointed by Noble and Utilase,


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or failing such appointment, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief, and such resulting appointment shall be binding upon Noble and Utilase and the Escrow Agent. Upon acknowledgment by any successor escrow agent of the receipt of the remaining balance of the Escrow Shares, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, except for any liability with respect to any previous acts, steps or omissions resulting from its own gross negligence or bad faith as set forth in paragraph 6 and 7 of this Agreement.

         11. This Agreement constitutes the entire understanding among Noble, Utilase and Escrow Agent as to the subject matter of this Agreement and no waiver or modification of the terms of this Agreement shall be valid unless in writing and signed by Noble, Utilase and Escrow Agent and only to the extent therein set forth.


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         The parties have duly executed this Escrow Agreement as of April 7,
1997.


                                                    NOBLE INTERNATIONAL, LTD.


                                                    By:/s/ Robert J. Skandalaris
                                                       -------------------------

                                                       Robert J. Skandalaris
                                                       -------------------------
                                                       (Printed Name)

                                                       President & CEO
                                                       -------------------------
                                                          (Title)


                                                    UTILASE, INC.


                                                    By: /s/ David C. Stone
                                                       -------------------------
                                                       David C. Stone
                                                       -------------------------
                                                       (Printed Name)

                                                       Assistant Secretary
                                                       -------------------------
                                                       (Title)


                                                    JAFFE, RAITT, HEUER & WEISS,
                                                    Professional Corporation


                                                    By: /s/ Peter Sugar
                                                        ------------------------

                                                        Peter Sugar
                                                        ------------------------
                                                        (Printed Name)


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